Exhibit 10.2

Short-Term Incentive Plan of Alon Goren

2011 STI Goals

Name: Alon Goren	Job Title: CTO & Chairman

Effective Dates of Plan: 1/1/11 – 12/31/11	Business Unit: Central Product Development

STI Potential: 50% of Base Salary	Manager: John Heyman

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Adjusted Operating Income – 67% paid at Budget	67%	Annual	Q1 = N/A	Q1 = N/A
			Q2 = N/A	Q2 = N/A
			Q3 = N/A	Q3 = N/A
			Q4 = N/A	Q4 = N/A
			Annual = [xxxxxx]*	Annual = [xxxxxx]*

Operational objectives as determined by the CEO. This portion of bonus is only paid out if the Adjusted Operating Income budget is achieved.	33%	Annual

*	Filed under an application for confidential treatment.